Exhibit 3.1

BY-LAWS

OF

SYMS CORP.

(as amended through January 8, 2009)

ARTICLE I

OFFICES

Section 1. The registered office shall be located in Secaucus, New Jersey or in such other location in New Jersey as the Board of Directors shall determine.

Section 2. The Corporation may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at such place within or without the State of New Jersey as may be fixed from time to time by the Board of Directors.

Section 2. Annual meetings of shareholders shall be held on such date and at such time as shall be fixed from time to time by the Board of Directors and stated in the notice of meeting. At each such annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Annual meetings shall be conducted in accordance with an agenda approved by the Board of Directors (or in the absence of such approval, by the Chairman of the Board or President) and distributed to shareholders at the commencement of the meeting.

Section 3. Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally and/or by mail and/or by such other means as shall be permitted by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting.

Section 4. A shareholder of the Corporation wishing to include a matter in the notice of meeting for an annual meeting may do so by complying with this Section 4. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary at the Corporation's principal executive offices located at One Syms Way, Secaucus, New Jersey 07094 and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the address set forth above not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that an annual meeting was not conducted during the immediately preceding calendar year or in the event that the Board of Directors sets as a date for the annual meeting a date which is not within 30 days before or after such anniversary date, notice by the shareholder (in order to be timely) must be so delivered within a reasonable time prior to the date on which the Corporation begins to print its proxy solicitation materials. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to any business that the shareholder proposes to bring before the meeting other than with respect to the election of directors, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business that such shareholder may have and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to each person whom the shareholder proposes to nominate for election as a director, (i) his or her name, age, business address and residence address, (ii) his or her principal occupation and employment, (iii) the number of shares of the Corporation's common stock that are owned beneficially or of record by him and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (c) as to the shareholder giving the notice, (i) his or her name and record address, (ii) the number of shares of common stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) if the proposal relates to the election of directors, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation by such shareholder that such shareholder is a holder of record of the Corporation's common stock entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in such shareholder's notice or to present the other business that is the subject of such shareholder's notice and (e) any other information relating to such shareholder that would be required (pursuant to Section 14 of the Exchange Act and the rules and regulations of the SEC thereunder) to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors (in the case of a proposal to elect directors) or for any other business that is the subject of such shareholder's notice. A matter submitted by a shareholder for inclusion in the notice of an annual meeting shall not be included if the Board of Directors, or the Chairman of the Board of Directors if so authorized by the Board of Directors, with the advice of counsel, determines that the subject is not a proper matter for consideration by the shareholders. No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4 and as otherwise may be required by the Exchange Act. The provisions of this Section 4 shall not be applicable to any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to the extent that such Rule is inconsistent with the provisions of this Section 4. The chairman of an annual meeting shall, if the facts so warrant, declare to the annual meeting that proposed business was not properly brought before the annual meeting in accordance with the provisions of this Section 4, and declare to the annual meeting that such business shall not be transacted.  Any notice delivered by a shareholder pursuant to this Section 4 with respect to the election of directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. A shareholder delivering a notice pursuant to this Section 4 must be a shareholder of record on the date on which such shareholder gives the notice described above and on the record date for the determination of shareholders entitled to vote at the meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any lawful purpose may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting.

Section 2. Except as otherwise provided by law, a special meeting of shareholders may be called only by the Chairman of the Board, the President or a majority of the members of the Board of Directors. At any special meeting of shareholders, only such business as shall be set forth in the notice of the meeting shall be conducted.

Section 3. Written notice of the special meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally and/or by mail and/or by such other means as shall be permitted by law, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

Section 5. The provisions of Section 4 of Article II shall apply with respect to a special meeting called for the purpose of electing one or more directors, except that the notice to be submitted by a notifying shareholder must be received by the Corporation within a reasonable time prior to the date on which the Corporation begins to print its proxy solicitation materials.

Section 6. Special meetings shall be conducted in accordance with an agenda approved by the Board of Directors (or in the absence of such approval, by the Chairman of the Board or President) and distributed to shareholders at the commencement of the meeting.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of the Corporation's stock issued and outstanding and entitled to vote, represented in person or by proxy, shall, at all meetings of the shareholders, constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting to the extent permitted by law, until a quorum shall be present or represented.

Section 2. If a quorum is present, the affirmative vote of a majority of the votes cast by holders of shares entitled to vote at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation.

Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Certificate of Incorporation. A shareholder may vote either in person or by proxy.

In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by such shareholder, for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or, if the Certificate of Incorporation so provides, to cumulate the vote of said shares and give one candidate as many votes as the number of directors multiplied by the aggregate number of such person's shares, or to distribute the votes on the same principle among as many candidates as such person may see fit.

Section 4. Subject to statutory provisions, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Except as may be otherwise provided in the Certificate of Incorporation and subject to statutory provisions and upon compliance therewith, any action required to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

ARTICLE V

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than seven without the affirmative approval of two thirds of the Board of Directors. The exact number of directors within such maximum and minimum shall be determined by resolution of the Board of Directors or by the shareholders at an annual meeting or special meeting, except as otherwise provided in the Certificate of Incorporation.

Directors need not be residents of the State of New Jersey nor shareholders of the Corporation. The directors shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified.

Section 2. Unless otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of directors constituting the whole Board of Directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. Any director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office.

Section 3. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 4. The Board of Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New Jersey.

Section 2. The first meeting of each newly elected Board of Directors shall be held promptly after the annual meeting of shareholders at the location at which the annual meeting is held and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 4. Special meetings of the Board of Directors may be called by the President on twenty-four hours notice to each director, either personally or by mail, facsimile or, if confirmed, by an electronic message; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting or in the waiver of notice of such meeting.

Section 6. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute, by the Certificate of Incorporation or by an express provision of these by-laws.

Section 7. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the Board of Directors, or any committee thereof, shall be deemed the action of the Board of Directors, or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a consent thereto, and the consent is filed with the records of the Corporation.

ARTICLE VII

COMMITTEES

Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall appoint from among its members such committees as the Corporation shall be required to establish and may appoint from among its members an executive committee and one or more other committees as may be deemed appropriate by the Board of Directors, each of which committees shall have at least two members.  To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board of Directors, except that no such committee shall (a) make, alter or repeal any by-law of the Corporation; (b) elect any director, or remove any officer or director; (c) submit to shareholders any action that requires shareholders' approval; or (d) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms may only be amended or repealed by the Board of Directors.

Section 2. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may (a) fill any vacancy in any such committee; (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; and (d) remove any director from membership on such committee at any time, with or without cause.

Section 3. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or, if receipt is acknowledged, by an electronic message.

Section 2. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether given before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders (i) shall choose a President, a Chief Executive Officer, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors, (ii) may choose a Chairman of the Board, who shall be a member of the Board of Directors, and (iii) may choose one or more vice-

presidents and one or more assistant secretaries and assistant treasurer, none of whom need be a member of the Board of Directors.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 6. If appointed by the Board of Directors, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such additional authority, if any, as the Board of Directors may designate by duly adopted resolutions from time to time. If no Chairman of the Board is appointed by the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and such member of the Board of Directors as shall be designated by the Board of Directors shall preside at all meetings of the Board of Directors.

THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT

Section 7. The Board of Director shall appoint a Chief Executive Officer, who may be, but is not required to be, the Chairman of the Board and/or the President of the Corporation. The Chief Executive Officer shall be responsible for the overall management and superintendence of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the control of the Board of Directors and the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation. In all cases where, and to the extent that, the duties of the other officers of the Corporation are not specifically prescribed by the By-Laws, or by resolutions of the Board of Directors, the Chief Executive Officer may prescribe such duties. The President, if other than the Chief Executive Officer, shall perform the responsibilities of the Chief Executive Officer in the absence of the Chief Executive Officer and shall have such duties as shall be assigned from time to time by the Board of Directors. Each of the Chief Executive and the President may execute bonds, mortgages and other contracts and other instruments on behalf of the Corporation, under the seal of the Corporation or otherwise, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS

Section 8. If the Board of Directors appoints a Vice President, then the Vice-President, or if there shall be more than one Vice President, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chairman of the Board and the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a minute book to be kept for that purpose and shall perform like duties for the standing committees when requested by such committees. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such person's signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The Treasurer shall have custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the Chief Executive Officer or the Board of Directors.

Section 12. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE X

INDEMNIFICATION

Section 1. The Corporation may indemnify, to the fullest extent from time to time permitted by law, any "Charter Indemnified Person" and any director or former director or officer or former officer made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation (including service as a fiduciary with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation) against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. As used herein, the term "Charter Indemnified Person" shall mean any person who has a right to indemnification pursuant to the terms of the Corporation's certificate of incorporation as in effect from time to time.

Section 2. As any of the foregoing expenses are incurred, they may be paid by the Corporation for the persons so indemnified in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such payments if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation with respect to such expenses so incurred.

Section 3. The foregoing indemnification and advancement of expenses, if given, shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.

ARTICLE XI

GENERAL PROVISIONS

CERTIFICATES FOR SHARES

Section 1. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate ceases to serve as such before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

CLOSING OF TRANSFER BOOKS

Section 3. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or entitled to give a written consent to any action without a meeting, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to give a written consent to any action without a meeting, such books may not be closed for more than sixty days before the date fixed for tabulation of consents or if no date has been fixed for tabulation, the books may not be closed for more than sixty days before the last day on which consents received may be counted. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken and, in the case of determining shareholders entitled to give a written consent the record date may not be more than sixty days before the date fixed for tabulation of the consents or if no date has been fixed for the tabulation, more than sixty days before the last day on which consents may be counted. If the stock transfer books are not closed and no record date is fixed, the record date for a shareholders' meeting shall be the close of business on the date next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjournment meeting.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

AMENDMENTS

Section 6. These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, subject to any provision in the Certificate of Incorporation reserving to the shareholders the power to adopt, amend, or repeal By-Laws, but By-Laws made by the Board of Directors may be altered or repealed and new By-Laws may be made by the shareholders. The shareholders may prescribe that any By-Law made by them shall not be altered or repealed by the Board of Directors.